UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 20, 2019

AUSCRETE CORPORATION

(Exact name of registrant as specified in its charter)

Wyoming	001-35923	27-1692457
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

49 John Day Dam Road

Goldendale, WA 98620

(Address of principal executive offices, including zip code)

(509) 261-2525

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X] Yes

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange act.          [X] Yes

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Item 8.01. Other Events

Auscrete Corporation CEO John Sprovieri had called an extraordinary Board Meeting held at 11:00 AM on September 18, 2019 at the Company's Corporate Headquarters in Goldendale WA. The meeting was called to update and discuss some issues addressed at the previous board meeting.

The Agenda items for discussion were as follows:

Item 1. Consider a further reduction of Company Authorized Shares from 25% to 50%.

Item 2. Company Note Conversion Progress.

Resolved

1. CEO Sprovieri proposed amending the last meeting's consideration of modifying the 25% reduction of the Authorized Shares to 50% which now equates to a reduction of 10 billion shares in the authorized capital. It was resolved that follow up will be undergone with the Company's Lawyer to move forward with this process.

2. Current purchased convertible notes debt is steadily declining. At the time of this meeting, the Company still had the following debt.

Since the last meeting, Current Converting Aged debt is at $15K, down from $43.6K 2 weeks ago.

There is still $13K due in Nov. and $25K in Dec.

There is still the most recent Convertible Debt note for $40,000 due in February, 2020

Long Term Loan remaining $160,000 due late 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUSCRETE CORPORATION

Date: September 20, 2019	By:	/s/ A. John Sprovieri
A. John Sprovieri President / CEO